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                                                                     Exhibit 5.1

                                                 April 7, 1998

Visual Edge Systems Inc.
2424 North Federal Highway, Suite 100
Boca Raton, FL 33431

                        Re:  Issuance of Shares Pursuant to
                             Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Visual Edge Systems Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale of an aggregate of 8,761,291 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, as amended, the By-Laws of the Company, as amended, and such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective, (ii) such Shares will have been duly authorized and reserved for issuance and certificates evidencing the same will have been duly executed and delivered against receipt of the consideration approved by the Board of Directors of the Company, or a committee thereof, which will be no less than the par value thereof, and (iii) the Shares will be issued in compliance with applicable federal and state securities laws.

     Based on the foregoing, we are of the opinion that the Shares, when issued, will be duly authorized, validly issued, fully paid and non-assessable.

     We render this opinion as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.


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     We consent to the use of this opinion as an exhibit to the Registration
Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

                                                 Very truly yours,

                                                 /s/ Morgan, Lewis & Bockius LLP
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                                                 Morgan, Lewis & Bockius LLP